AMENDED AND RESTATED BYLAWS OF
Fortinet, Inc.
(as amended and restated on June 21, 2023)

5.1	OFFICERS	30
5.2	APPOINTMENT OF OFFICERS	30
5.3	SUBORDINATE OFFICERS	30
5.4	REMOVAL AND RESIGNATION OF OFFICERS	30
5.5	VACANCIES IN OFFICES	31
5.6	REPRESENTATION OF SHARES OF OTHER CORPORATION	31
5.7	AUTHORITY AND DUTIES OF OFFICERS	31
ARTICLE VI - STOCK		31
6.1	STOCK CERTIFICATES; PARTLY PAID SHARES	31
6.2	SPECIAL DESIGNATION ON CERTIFICATES	32
6.3	LOST CERTIFICATES	32
6.4	DIVIDENDS	32
6.5	TRANSFER OF STOCK	33
6.6	STOCK TRANSFER AGREEMENTS	33
6.7	REGISTERED STOCKHOLDERS	33
ARTICLE VII - MANNER OF GIVING NOTICE AND WAIVER		33
7.1	NOTICE	33
7.2	NOTICE TO STOCKHOLDERS SHARING AN ADDRESS	34
7.3	NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL	34
7.4	WAIVER OF NOTICE	34
ARTICLE VIII - INDEMNIFICATION		34
8.1	INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD PARTY PROCEEDINGS	34
8.2	INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION	35
8.3	SUCCESSFUL DEFENSE	35
8.4	INDEMNIFICATION OF OTHERS	36
8.5	ADVANCED PAYMENT OF EXPENSES	36
8.6	LIMITATION ON INDEMNIFICATION	36
8.7	DETERMINATION; CLAIM	37
8.8	NON-EXCLUSIVITY OF RIGHTS	37
8.9	INSURANCE	37
8.10	SURVIVAL	37
8.11	EFFECT OF REPEAL OR MODIFICATION	38
8.12	CERTAIN DEFINITIONS	38
ARTICLE IX - FORUM SELECTION		38
ARTICLE X - GENERAL MATTERS		39
10.1	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS	39
10.2	FISCAL YEAR	39
10.3	SEAL	39
10.4	CONSTRUCTION; DEFINITIONS	39
ARTICLE XI - AMENDMENTS		39

AMENDED AND RESTATED BYLAWS OF FORTINET, INC.
ARTICLE I - CORPORATE OFFICES
1.1    REGISTERED OFFICE
The registered office of Fortinet, Inc. shall be fixed in the corporation’s certificate of incorporation, as the same may be amended from time to time.
1.2    OTHER OFFICES
The corporation may at any time establish other offices at any place or places where the corporation is qualified to do business.
ARTICLE II - MEETINGS OF STOCKHOLDERS
2.1    PLACE OF MEETINGS
Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors. The board of directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the corporation’s principal executive office.
2.2    ANNUAL MEETING
The annual meeting of stockholders shall be held each year. The board of directors shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and any other business that is properly brought before the meeting pursuant to Section 2.4 or Section 2.15, as applicable, may be transacted. The board of directors acting pursuant to a resolution adopted by a majority of the Whole Board (as defined below) may cancel, postpone or reschedule any previously scheduled annual meeting at any time, before or after the notice for such meeting has been sent to the stockholders.
2.3    SPECIAL MEETING
(i)    Subject to the terms of any class or series of preferred stock of the corporation, a special meeting of the stockholders, other than those required by statute, may be called at any time by the board of directors acting pursuant to a resolution adopted by a majority of the Whole Board, or by the chairperson of the board of directors, or by the chief executive officer or the president (in the absence of a chief executive officer). Subject to the terms of any class or series of preferred stock of the corporation, special meetings may not be called by any other person or persons, except as provided in Section 2.3(ii) below. For purposes of these bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. The board of directors acting pursuant to a resolution adopted by a majority of the Whole Board may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders, unless such special meeting is called pursuant to Section 2.3(ii) below.
(ii)    A special meeting of the stockholders shall be called by the board of directors upon written request delivered to the secretary of the corporation at the principal executive offices of the corporation, of one or more stockholders of the corporation having record ownership, in the aggregate, of not less than 25% of the outstanding shares of capital stock entitled to vote on the matter or matters to be brought before the proposed special meeting who have complied in full with the requirements of this Section 2.3(ii) (the “Requisite Percentage”). A stockholder may not submit a written request to call a special meeting unless such stockholder is a holder of record on the record date fixed to determine the stockholders entitled to request the call of a special meeting. Any stockholder seeking to call a special meeting to transact business shall, by written notice to the secretary of the corporation, request that the board of directors fix a record date. A written request to fix a record date shall include all of the information that must be included in a written request to call a special meeting from a stockholder, as set forth in this Section 2.3(ii). The board of directors may, within 10 days of the secretary’s receipt of a written request to fix a record date containing all the information required by or pursuant to this Section 2.3(ii), fix a record date to determine the stockholders entitled to request the call of a special meeting, which date shall not precede, and shall not be more than 10 days after, the date upon which the resolution fixing the record date is adopted. If a record date is not so fixed by the board of directors, the record date shall be the date that the first written request to call a special meeting containing all the information required by or pursuant to this paragraph is received by the secretary of the corporation with respect to the proposed business to be conducted at a special meeting. A request to the secretary of the corporation shall be signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall be accompanied by a notice setting forth (i) the information required by Section 2.4 below as to the business proposed to be conducted and (ii) the information required by Section 2.4 below as to any nominations proposed, including any information with respect to such nominees, to be presented at such special meeting; and (iii) all information required by Section 2.4 as to any Proposing Person (as defined below). Any stockholder(s) delivering a written request must comply in all respects with the requirements of Section 14 of the Securities Exchange Act of 1934, as amended, or any successor thereto (the “1934 Act”), including, without limitation, if applicable, the requirements of Rule 14a-19 (as such rule and regulations may be amended from time to time by the SEC, including any SEC Staff interpretations relating thereto). The board of directors or an executive officer designated thereby shall have the power to determine whether such stockholder(s) have satisfied the requirements of this Section 2.3 and Section 2.4 (including a failure to comply with any law, rule or regulation identified therein). In addition, stockholders shall represent that the stockholder(s) will update such notice, and any other information provided to the corporation, in writing in accordance with, and in satisfaction of, Section 2.4(iv)(a). A proposal or nomination shall not be presented for stockholder action at any stockholder-requested special meeting if (i) any stockholder or beneficial owner who has provided a Solicitation Notice (as defined below) or Nominee Solicitation Statement (as defined below) (as applicable) with respect to such proposal or nomination does not act in accordance with the representations set forth therein or (ii) the proposal or nomination appeared in a written request submitted by a stockholder who did not provide the information required by this Section 2.3. A special meeting properly requested by stockholders shall be held at such date, time and place, within or outside the State of Delaware, as designated by the board of directors; provided, however, that the date of any such special meeting shall not be more than 90 days after request(s) to call the special meeting from the Requisite Percentage is (or are) delivered to the secretary of the corporation. Notwithstanding the foregoing, a written request from any stockholder(s) to call a special meeting shall not be accepted, and shall be considered ineffective, if (a) the board of directors has called or calls for a meeting of stockholders to be held within 90 days after the secretary of the corporation is first delivered a request for the special meeting and the board of directors determines in good faith that the business of such meeting includes (among any other matters properly brought before such meeting) an identical or substantially similar matter (as determined in good faith by the board of directors, a “Similar Matter”) as the business specified in the request, (b) an annual or special meeting that included a Similar Matter to the business specified in the request (as determined in good faith by the board of directors) was held not more than 90 days before a request to call the special meeting was first delivered to the secretary of the corporation, (c) the request does not comply with the provisions of this Section 2.3, or (d) the request relates to an item of business that is not a proper subject for stockholder action under applicable law. For purposes of this Section 2.3(ii), the election of directors shall be deemed to be a “Similar Matter” with respect to all items of business involving the election or removal of directors, changing the size of the board of directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors. The stockholders that call for a special meeting may revoke a request for the special meeting at any time by written revocation delivered to the secretary of the corporation, and if, following such revocation, there are unrevoked requests from stockholders holding, in the aggregate, less than the Requisite Percentage, the board of directors, in its discretion, may cancel or decline to call the special meeting. Business transacted at a special meeting requested by stockholders shall be limited to the purpose(s) stated in the request for meeting, provided, however, that the board of directors shall have the authority in its discretion to submit additional matters to the stockholders, and to cause other business to be transacted, at any special meeting requested by stockholders to the extent provided in the notice of the meeting.
(iii)    The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of the meeting. Nothing contained in this Section 2.3(iii) shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors pursuant to Section 2.3(i) may be held.
(iv)    In determining whether a special meeting of stockholders has been requested by stockholders having the Requisite Percentage, multiple special meeting requests delivered to the secretary of the corporation will be considered together only if (a) each special meeting request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting, in each case as determined by the board of directors (which, if such purpose is the election or removal of directors, changing the size of the board of directors and/or the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors, will mean that the exact same person or persons are proposed for election or removal in each relevant stockholder meeting request), and (b) such special meeting requests have been dated and delivered to the secretary of the corporation within 60 days of the earliest delivered special meeting request.
(v)    For the avoidance of doubt, the provisions of Section 2.4(iv)(d) shall apply to any stockholder-requested special meeting called pursuant to Section 2.3(ii).
2.4    ADVANCE NOTICE PROCEDURES
(i)    Advance Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the corporation’s notice of meeting of stockholders (or any supplement thereto), (B) by or at the direction of the board of directors or a duly authorized committee thereof, or (C) by a stockholder of the corporation who is a stockholder of record at the time of the giving of the notice required by this Section 2.4(i), on the record date for the determination of stockholders entitled to vote at the annual meeting, and at the time of the annual meeting, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 2.4. For the avoidance of doubt, clause (C) in the preceding sentence shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders (other than business included in the corporation’s proxy materials pursuant to Rule 14a-8 under the 1934 Act) and, in order to comply with clause (C) in the preceding sentence, a stockholder’s notice must set forth all information required under this Section 2.4(i) and must be timely delivered to the secretary of the corporation.

For business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of Section 2.4(i) of these bylaws: (A) the stockholder must deliver written notice to the secretary of the corporation on a timely basis in accordance with this Section 2.4(i); (B) the stockholder’s written notice must set forth all information required under the applicable provisions of this Section 2.4, including providing any updates or supplements to such notice on a timely basis, as set forth in Section 2.4(iv)(a); (C) such business must be a proper matter for stockholder action pursuant to these bylaws and applicable law; (D) if a Proposing Person has provided the corporation with a Solicitation Notice, such Proposing Person must have complied with the certifications, statements and representations set forth therein and must have included in any solicitation materials the Solicitation Notice; (E) if no Solicitation Notice has been provided pursuant to this Section 2.4(i), the Proposing Person proposing such business must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 2.4(i); and (F) each Proposing Person must not have acted contrary to any representation, certification or agreement required by this Section 2.4 or otherwise failed to comply with this Section 2.4 (or any law, rule or regulation identified in this Section 2.4) or provided false or misleading information to the corporation.
(a)To be timely, a stockholder’s notice must be delivered to the secretary at the principal executive offices of the corporation not later than 5:00 p.m. Eastern Time on the 90th day nor earlier than 5:00 p.m. Eastern Time on the 120th day prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered (A) no earlier than 5:00 p.m. Eastern Time on the 120th day prior to such annual meeting and (B) no later than 5:00 p.m. Eastern Time on the later of the 90th day prior to such annual meeting or 5:00 p.m. Eastern Time on the tenth day following the day on which Public Announcement (as defined below) of the date of such meeting is first made by the corporation. In no event shall any adjournment, postponement or rescheduling (or the Public Announcement thereof) of an annual meeting for which notice has been given or a Public Announcement of the meeting date has been made commence a new time period (or extend any time period) for providing the stockholder’s notice as described in this Section 2.4(i)(a) (or Section 2.4(ii)(a), with respect to nominations). For purposes of these bylaws, “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the 1934 Act.
(b)To be in proper written form, a stockholder’s notice to the secretary must set forth as to each Proposing Person and, where applicable, as to any matter of business the stockholder intends to bring before the meeting: (1) a brief description of the business intended to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws, the text of the proposed amendment), the reasons for conducting such business at the meeting and any material interest (including any substantial interest within the meaning of Item 5 of Schedule 14A under the 1934 Act) in such business of such Proposing Person, including any anticipated benefit of such business to any Proposing Person therefrom, other than solely as a result of its ownership of the corporation’s capital stock, that is material to any Proposing Person individually, or to the Proposing Persons in the aggregate, in such business; (2) the name and address, including, if applicable, their name and address as they appear on the corporation’s books, if different, of each Proposing Person; (3)(a) the class or series and number of shares of stock of the corporation that are directly or indirectly owned of record or beneficially owned (within the meaning of Rule 13d-3 under the 1934 Act) by such Proposing Person, including any shares of any class or series of the corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, and (b) a certification regarding whether each Proposing Person has complied with all applicable federal, state and other legal requirements in connection with such Proposing Person’s acquisition of shares of capital stock or other securities of the corporation and/or such Proposing Person’s acts or omissions as a stockholder of the corporation; (4) a description of all agreements, arrangements and understandings between or among any such Proposing Person and any of its respective affiliates or associates, on the one hand, and any other person or persons, on the other hand, (including their names) in connection with the proposal of such business (and/or the voting of shares of any class or series of capital stock of the corporation) by such Proposing Person (including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of the 1934 Act Schedule 13D (regardless of whether the requirement to file a 13D is applicable)); (5) whether and the extent to which any Proposing Person holds, directly or indirectly, (x) any derivative interest in the corporation’s equity securities (including without limitation any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares of the corporation or otherwise, and any cash-settled equity swap, total return swap, synthetic equity position or similar derivative arrangement (any of the foregoing, a “Derivative Instrument”), as well as any rights to dividends on the shares of any class or series of shares of the corporation that are separated or separable from the underlying shares of the corporation) or (y) any short interest in any security of the corporation (for purposes of these bylaws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any increase or decrease in the value of the subject security, including through performance-related fees), including without limitation whether and the extent to which any ongoing hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including without limitation any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such Proposing Person with respect to any share of stock of the corporation (any of the foregoing, a “Short Interest”); (6) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Proposing Person or any of its respective affiliates or associates is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership; (7) any direct or indirect material interest in any material contract or agreement with the corporation, any affiliate of the corporation or any Competitor (as defined below) (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (8) any significant equity interests or any Derivative Instruments or Short Interests in any Competitor held by such Proposing Person and/or any of its respective affiliates or associates; (9) any other material relationship between such Proposing Person, on the one hand, and the corporation, any affiliate of the corporation or any Competitor, on the other hand; (10) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the 1934 Act and the rules and regulations promulgated thereunder by such Proposing Person and/or any of its respective affiliates or associates; (11) any other information relating to such Proposing Person that would be required to be disclosed in proxy materials or other filings required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business or nomination proposed to be brought before the meeting pursuant to Section 14(a) (or any successor provision) under the 1934 Act and the rules and regulations thereunder; (12) such Proposing Person’s written consent to the public disclosure of information provided to the corporation pursuant to this Section 2.4(i)(b); (13) a complete written description of any agreement, arrangement or understanding (including any knowledge that another person or entity is Acting in Concert (as defined below) with such Proposing Person) between or among such Proposing Person, any of its respective affiliates or associates and any other person Acting in Concert with any of the foregoing persons;

(14) representation that (x) the stockholder is a holder of record of stock of the corporation at the time of giving notice, will be entitled to vote at such meeting, (y) that the stockholder (or a Qualified Representative (as defined below) thereof) intends to appear at the meeting to propose such business or nomination and (z) whether any Proposing Person will engage in a solicitation within the meaning of 1934 Act Rule 14a-1(l) with respect to the proposal, and if so, the name of each participant (as defined in 1934 Act Schedule 14(A)) in such solicitation and the amount of the cost of the solicitation that has been and will be borne (directly or indirectly) by each participant in such solicitation; (15) a representation whether any Proposing Person intends (or is part of a group that intends) to (x) deliver a proxy statement or form of proxy (through means of satisfying each of the conditions that would be applicable to the corporation under the 1934 Act Rule 14a-16(a) or the 1934 Act Rule 14a-16(n)) to holders (including beneficial owners pursuant to the 1934 Act Rule 14b-1 and the 1934 Act Rule 14b-2) of at least the percentage of the corporation’s voting shares required under applicable law to adopt or approve the proposal (an affirmative statement of such intent being a “Solicitation Notice”) or (y) otherwise solicit proxies from stockholders in support of the proposal; (16) a complete and accurate description of any pending or, to such Proposing Person’s knowledge, threatened legal proceeding in which such Proposing Person is a party or participant involving the corporation or, to such Proposing Person’s knowledge, any current or former officer, director, affiliate or associate of the corporation; and (17) any proxy, contract, arrangement, or relationship pursuant to which the Proposing Person has a right to vote, directly or indirectly, any shares of any security of the corporation; provided, however, that a stockholder’s notice need not include any information with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner. For purposes of this Section 2.4 and Section 2.15, the following shall apply:
(1)a person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or toward a common goal relating to the management, governance or control of the corporation in substantial parallel with, such other person where (1) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (2) at least one additional factor suggests that such persons intend to act in concert or in substantial parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions or making or soliciting invitations to act in concert or in substantial parallel; provided that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) (or any successor provision) of the 1934 Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person;

(2)“affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”); provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership;
(3)“Compensation Arrangement” shall mean any direct or indirect compensatory payment or other financial agreement, arrangement or understanding with any person or entity other than the corporation, including any agreement, arrangement or understanding with respect to any direct or indirect compensation, reimbursement or indemnification in connection with candidacy, nomination, service or action as a nominee or as a director of the corporation;

(4)a “Stockholder Associated Person” of any stockholder shall mean with respect to any subject stockholder or other person (including any proposed nominee) (1) any person directly or indirectly controlling, controlled by or under common control with such stockholder or other person, (2) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder or other person, (3) any associate of such stockholder or other person, and (4) any person directly or indirectly controlling, controlled by or under common control or Acting in Concert with any such Associated Person;
(5)a “Proposing Person” shall mean (1) the stockholder providing the notice of business proposed to be brought before an annual meeting or nomination of persons for election to the board of directors at a stockholder meeting, (2) the beneficial owner or beneficial owners, if any, on whose behalf the notice of business proposed to be brought before the annual meeting or nomination of persons for election to the board of directors at a stockholder meeting is made, and (3) any Stockholder Associated Person on whose behalf the notice of business proposed to be brought before the annual meeting or nomination of persons for election to the board of directors at a stockholder meeting is made; and
(6)to be considered a “Qualified Representative” of a stockholder, a person must be a duly authorized officer, manager, trustee or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as a proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at the meeting. The secretary of the corporation, or any other person who shall be appointed to serve as secretary of the meeting, may require, on behalf of the corporation, reasonable and appropriate documentation to verify the status of a person purporting to be a “Qualified Representative” for purposes hereof.
(c)Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 2.4(i). In addition, business proposed to be brought by a Proposing Person shall not be brought before the annual meeting if such Proposing Person takes action contrary to the representations, certifications or agreements made in the notice set forth in Section 2.4(i) applicable to such business or if the notice set forth in Section 2.4(i) applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 2.4(i) (including a failure to comply with any law, rule or regulation identified herein), and, if the chairperson should so determine, the chairperson shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.
(ii)    Advance Notice of Director Nominations at Annual Meetings. Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 2.4(ii) or Section 2.15, as applicable, shall be eligible for election or re-election as directors at an annual meeting of stockholders. Nominations of persons for election to the board of directors of the corporation shall be made at an annual meeting of stockholders only (A) by or at the direction of the board of directors or a duly authorized committee thereof, (B) by a stockholder of the corporation who (1) is a stockholder of record at the time of the giving of the notice required by this Section 2.4(ii), on the record date for the determination of stockholders entitled to vote at the annual meeting, and at the time of the annual meeting, who is entitled to vote at the meeting and (2) has complied with the notice procedures set forth in this Section 2.4(ii) or (C) by any Eligible Holder (as defined below) whose Nominee (as defined below) is included in the corporation’s proxy materials for the relevant annual meeting, subject to compliance with the requirements set forth in this Section 2.4 and Section 2.15. For the avoidance of doubt, the forgoing clauses (B) and (C) shall be the exclusive means for a stockholder to make nominations before an annual meeting of stockholders. In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation.
(a)    To comply with clause (B) of Section 2.4(ii) above: (A) the stockholder’s notice must set forth all information required under this Section 2.4(ii) (and such stockholder must update and supplement such written notice on a timely basis as required by Section 2.4(iv)) and must be delivered to the secretary at the principal executive offices of the corporation within the applicable time period set forth in, and in accordance with, Section 2.4(i)(a) above; (B) if the Proposing Person has delivered a notice of nomination or nominations, such Proposing Person must certify to the corporation in writing, that it has complied with and will comply with the requirements of Rule 14a-19 promulgated under the 1934 Act, if applicable, and the Proposing Person shall deliver, no later than 5 business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof, reasonable evidence that it has complied with such requirements; (C) each Proposing Person shall have complied in all respects with the requirements of Section 14 of the 1934 Act, including, without limitation, if applicable, the requirements of Rule 14a-19 (as such rule and regulations may be amended from time to time by the SEC (as defined below), including any SEC Staff interpretations relating thereto); (D) if a Proposing Person has provided the corporation with a Nominee Solicitation Statement, such Proposing Person, as applicable, must have complied with the certifications, statements and representations set forth therein and must have included in any solicitation materials the Nominee Solicitation Statement; (E) if no Nominee Solicitation Statement has been provided by the Proposing Person pursuant to this Section 2.4, the Proposing Person proposing such nomination must not have solicited a number of proxies sufficient to have required the delivery of such Nomination Solicitation Statement under this Section 2.4(ii); and (F) any Proposing Person must not have acted contrary to any representation, certification or agreement required by this Section 2.4 or otherwise failed to comply with this Section 2.4 (or any law, rule or regulation identified in this Section 2.4) or provided false or misleading information to the corporation. If a Proposing Person no longer plans to solicit proxies in accordance with its representation pursuant to Section 2.4(ii)(b)(2), the Proposing Person shall inform the corporation of this change by delivering a writing to the secretary of the corporation at the principal executive offices of the corporation no later than 2 business days after the occurrence of such change. Notwithstanding anything in this Section 2.4(ii) to the contrary, in the event that the number of directors to be elected to the board of directors at an annual meeting is increased and there is no Public Announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least 10 days prior to the last day a stockholder may deliver a notice in accordance with Section 2.4(i)(a) above, a stockholder’s notice required by this Section 2.4(ii) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such Public Announcement is first made by the corporation.
(b)    To be in proper written form, such stockholder’s notice to the secretary must set forth:
(1)as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee; (B) the principal occupation or employment of the nominee; (C) the class, series and number of any shares of stock of the corporation that are beneficially owned or owned of record by such person or any Stockholder Associated Person; (D) the date or dates such shares were acquired and the investment intent of such acquisition; (E) whether such person meets the independence requirements of the stock exchange upon which the corporation’s

Common Stock (the “Common Stock”) is primarily traded; (F) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Proposing Person or any of its respective affiliates and associates, on the one hand, and each proposed nominee, and such proposed nominee’s respective affiliates and associates, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Proposing Person or any of its respective affiliates and associates were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (G) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any Short Position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee; (H) a description of all arrangements or understandings between any Proposing Person and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; (I) a written statement executed by the nominee (1) acknowledging that as a director of the corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the corporation and its stockholders and (2) acknowledging and agreeing that the nominee would be in compliance, if elected as a director of the corporation, and, if so elected, will be in compliance with all applicable corporate governance, conflict of interest, confidentiality and stock ownership / trading policies and guidelines of the corporation publicly disclosed from time to time; (J) a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at any future meeting at which such person would face re-election and acceptance of such resignation by the board of directors, in accordance with the corporation’s Corporate Governance Guidelines; (K) a description of any position of such person as an officer or director of any Competitor within the three years preceding the submission of the notice; (L) description of any business or personal interests that could place such nominee in a potential conflict of interest with the corporation or any of its subsidiaries; (M) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee’s written consent to being named as a nominee in any proxy materials relating to the annual meeting, if any, as a nominee, to the public disclosure of information regarding or related to such person provided to the corporation by such person, and to serving as a director if elected); and (N) all completed and signed questionnaires, representations and agreements required of these bylaws, including, without limitation, Section 2.4(ii)(c); and
(2)as to any Proposing Person giving the notice, (A) the information required to be provided pursuant to Section 2.4(i)(b) above (other than clauses (1) and (15)), which shall be updated in accordance with Section 2.4(iv)(a), (except that the references to “business” and “proposals” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a representation that such Proposing Person intends (or is part of a group that intends) to (x) solicit the holders of shares representing at least 67% of the voting power of the shares entitled to vote on the election of directors in support of director nominees other than the corporation’s nominees in accordance with Rule 14a-19, and the name of each participant (as defined in Item 4 of 1934 Act Schedule 14A) in such solicitation (an affirmative statement of such intent being a “Nominee Solicitation Statement”) or (y) otherwise solicit proxies from stockholders in support of such nomination.
(c)    At any time before the applicable meeting of the stockholders, the board of directors may require that (i) any person nominated by a stockholder for election as a director to furnish to the secretary of the corporation such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation, including to determine the independence of such director under the 1934 Act and rules and regulations thereunder and applicable stock exchange rules, or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee or (ii) any proposed nominee and any Proposing Person to provide any information that the corporation determines is required to determine whether any one or more persons have complied with this Section 2.4, in the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 2.4(ii) or pursuant to Section 2.15. To be eligible to be a nominee of any stockholder for election or reelection as a director of the corporation, the nominee must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.4(ii) or Section 2.15 of these bylaws) to the secretary of the corporation at the principal executive offices of the corporation all completed and signed questionnaires in the forms required by the corporation (which form the stockholder shall request in writing from the secretary of the corporation and which the secretary of the corporation shall provide to such stockholder within 10 days of receiving such request) with respect to the background and qualification of such person to serve as a director of the corporation and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made and a signed representation and agreement (in the form available from the secretary of the corporation upon written request) that such person: (1) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law; (2) is not and will not become a party to any Compensation Arrangement that has not been disclosed therein; (3) if elected as a director of the corporation, will comply with all informational and similar requirements of applicable insurance policies and laws and regulations in connection with service or action as a director of the corporation; (4) if elected as a director of the corporation, will comply with all corporate governance, conflict of interest, stock ownership requirements, confidentiality and trading policies and guidelines of the corporation publicly disclosed from time to time; (5) if elected as a director of the corporation, will act in the best interests of the corporation and its stockholders and not in the interests of individual constituencies; (6) consents to being named as a nominee in any proxy materials relating to the corporation’s next meeting and, if elected, agrees to serve as a director; (7) intends to serve as a director for the full term for which such individual is to stand for election; (8) represents and warrants that such person’s candidacy or, if elected, membership on the board of directors, would not violate applicable state or federal law, the certificate of incorporation, these bylaws, or the rules of any stock exchange on which shares of the Common Stock are traded; and (9) will provide facts, statements, and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects, and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.
(d)Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 2.4(ii) or Section 2.15, as applicable. In addition, a nominee shall not be eligible for election or re-election if a Proposing Person takes action contrary to the representations, certifications and agreements made in the stockholder’s notice (including the Nominee Solicitation Statement) applicable to such nominee or if the stockholder’s notice (including the Nominee Solicitation Statement) applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The person proposed to be nominated must also represent and warrant that such person’s candidacy, or, if elected, board of directors membership would not violate applicable state or federal law or the rules of any stock exchange on which shares of the Common Stock are traded. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws (including a failure to comply with any law, rule or regulation identified herein), and if the chairperson should so determine, the chairperson shall so declare at the annual meeting, and the defective nomination shall be disregarded (and any such nominee shall be disqualified), including that if a stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the 1934 Act and subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the 1934 Act, including the provision to the corporation of notices required thereunder in a timely manner, and the corporation shall disregard any proxies or votes solicited for such stockholder’s director nominees, notwithstanding that proxies in respect of such nomination may have been solicited or received.
(iii)    Advance Notice of Director Nominations for Special Meetings.
(a)    For a special meeting of stockholders at which directors are to be elected pursuant to Section 2.3, nominations of persons for election to the board of directors shall be made only: (1) by or at the direction of the board of directors or a duly authorized committee thereof; (2) by any stockholder of the corporation who (A) is a stockholder of record at the time of the giving of the notice required by this Section 2.4(iii), on the record date for the determination of stockholders entitled to vote at the special meeting and at the time of the special meeting, who is entitled to vote at the meeting, (B) delivers a timely written notice of the nomination to the secretary of the corporation that includes the information set forth in Sections 2.4(ii)(b) and (ii)(c) above and otherwise provides the information set forth in Section 2.4(ii)(b) and (ii)(c) above, including providing any updates or supplements to such notice on a timely basis as set forth in Section 2.4(iv)(a), and (C) has complied in all respects with the notice procedures required by this Section 2.4(iii); or (3) in the case of a stockholder-requested special meeting, by any stockholder pursuant to Section 2.3(ii) who has complied in all respects with the requirements set forth herein. In the event the corporation calls a special meeting, other than a stockholder-requested special meeting, for the purpose of electing one or more directors, any stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the notice required by this Section 2.4(iii) is delivered to the secretary at the principal executive offices of the corporation not later than 5:00 p.m. Eastern Time on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall any adjournment, postponement or rescheduling (or the Public Announcement thereof) of a special meeting of the stockholders commence a new time period (or extend any time period) for providing the stockholder’s notice as described in this Section 2.4(iii)(a). A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the board of directors (ii) by a stockholder in accordance with the notice procedures set forth in this Section 2.4(iii) or by a stockholder pursuant to Section 2.3(ii). In addition, a nominee shall not be eligible for election or re-election if a Proposing Person takes action contrary to the representations, certifications or agreements made in the stockholder’s notice (including the Nominee Solicitation Statement) applicable to such nominee or if the stockholder’s notice (including the Nominee Solicitation Statement) applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The person proposed to be nominated must also represent and warrant that such person’s candidacy, or, if elected, board of directors membership would not violate applicable state or federal law or the rules of any stock exchange on which shares of the Common Stock are traded. The chairperson of the special meeting shall, if the facts warrant, determine and declare at the special meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws (including a failure to comply with any law, rule or regulation identified herein), and if the chairperson should so determine, the chairperson shall so declare at the special meeting, and the defective nomination shall be disregarded (and any such nominee shall be disqualified), including that if a stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the 1934 Act and subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the 1934 Act, including the provision to the corporation of notices required thereunder in a timely manner, and the corporation shall disregard any proxies or votes solicited for such stockholder’s director nominees, notwithstanding that proxies in respect of such nomination may have been solicited or received. Notwithstanding any other provision of these bylaws, in the case of a stockholder-requested special meeting, no stockholder may nominate a person for election to the board of directors or propose any other business to be considered at the meeting, except pursuant to the written request(s) delivered for such special meeting pursuant to Section 2.3(ii).
(b)    If the number of directors to be elected to the board of directors is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased board made by the corporation at least ten days before the last day a stockholder may deliver a notice of nomination pursuant to the foregoing provisions, a stockholder’s notice required by this Section 2.4(iii) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not later than the 5:00 p.m. Eastern Time on the tenth day following the day on which such Public Announcement is first made by the corporation.
(iv)    Other Requirements and Rights.
(a)A stockholder providing written notice required by this Section 2.4 shall update such notice, and any other information provided to the corporation, in writing, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (1) the record date for determining the stockholders entitled to notice of the meeting and (2) 5:00 p.m. Eastern Time on the 10th business day prior to the meeting or any adjournment, postponement or rescheduling thereof. In the case of an update pursuant to clause (1) of the foregoing sentence, such update shall be delivered to the secretary of the corporation at the principal executive office of the corporation not later than 5 business days after the later of the record date for determining the stockholders entitled to notice of the meeting and the Public Announcement of such record date, and in the case of an update and supplement pursuant to clause (2) of the foregoing sentence, such update and supplement shall be delivered to the secretary of the corporation at the principal executive office of the corporation not later than 5 business days prior to the date for the meeting and, if practicable, any adjournment, postponement or rescheduling thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed). A stockholder shall also update its notice so that the information required by Section 2.4(i)(b)(10) is current through the date of the meeting or any adjournment, postponement, or rescheduling thereof, and such update shall be delivered in writing to the secretary at the principal executive offices of the corporation no later than 2 business days after the occurrence of any material change to the information previously disclosed pursuant to Section 2.4(i)(b)(10). For the avoidance of doubt, the obligation to update as set forth in this paragraph shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business and/or resolutions proposed to be brought before a meeting of the stockholders. If a stockholder providing written notice required by this Section 2.4 fails to provide any written update in accordance with this Section 2.4, the information as to which such written update relates shall be deemed not to have been provided in accordance with these bylaws.

(b)If any information submitted pursuant to this Section 2.4 is inaccurate or incomplete in any material respect (as determined by the board of directors or a committee thereof), such information shall be deemed not to have been provided in accordance with these bylaws. A stockholder shall notify the secretary in writing at the principal executive offices of the corporation of any inaccuracy or change in any information submitted within 2 business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification will cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder. Upon written request of the secretary on behalf of the board of directors (or a duly authorized committee thereof), the stockholder shall provide, within 7 business days after delivery of such request (or such longer period as may be specified in such request), (1) written verification, reasonably satisfactory to the board of directors, any committee thereof, or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted and (2) a written affirmation of any information submitted as of an earlier date. If the stockholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested shall be deemed not to have been provided in accordance with these bylaws.

(c)In addition to the foregoing provisions of this Section 2.4, a stockholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.4, including, with respect to business such stockholder intends to bring before the annual meeting that involves a proposal that such stockholder requests to be included in the corporation’s proxy statement, the requirements of Rule 14a-8 (or any successor provision) under the 1934 Act, and a violation of any such requirement shall be deemed a violation of these bylaws. Nothing in this Section 2.4 shall be deemed to affect any right of the corporation to omit a proposal from the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act. Nothing in these bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these bylaws to the 1934 Act are not intended to and shall not limit the requirements applicable to nominations for the election to the board of directors or proposals of other business to be considered pursuant to Section 2.4 or Section 2.15. Nothing in these bylaws shall be deemed to affect any rights of holders of any class or series of preferred stock to nominate and elect directors pursuant to and to the extent provided in any applicable provision of the certificate of incorporation.

(d)Except as otherwise provided by law or these bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.4 (including satisfying the information requirements set forth herein with accurate and complete information) and, if any proposed nomination or business is not in compliance herewith (including a failure to comply with any law, rule or regulation identified herein), to declare that such defective proposal or nomination shall be disregarded (and any such nominee shall be disqualified), including that if a stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the 1934 Act and subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the 1934 Act, including the provision to the corporation of notices required thereunder in a timely manner, then the corporation shall disregard any proxies or votes solicited for such stockholder’s director nominees (and any such nominee shall be disqualified). Notwithstanding the foregoing provisions of this Section 2.4, unless otherwise required by law, if the stockholder (or a Qualified Representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. If a stockholder has given timely notice as required herein to make a nomination or bring a proposal of other business before any annual or special meeting of stockholders of the corporation and intends to authorize a Qualified Representative to act for such stockholder as a proxy to present the nomination or proposal at such meeting, the stockholder shall give notice of such authorization in writing to the secretary not less than 3 business days before the date of such meeting, including the name and contact information for such person.

(e)The board of directors may request that any Proposing Person, and any proposed nominee of such Proposing Person, furnish such additional information as may be reasonably required by the board of directors. Such Proposing Person and/or proposed nominee thereof shall provide such additional information within 10 days after it has been requested by the board of directors. The board of directors may require any such proposed nominee to submit to interviews with the board of directors or any committee thereof, and such proposed nominee shall make themself available for any such interviews within no less than 10 business days following the date of such request.
(f)Notwithstanding the foregoing provisions of this Section 2.4, a stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth herein, for the avoidance of doubt including, but not limited to, Rule 14a-19 of the 1934 Act.
(g)The number of nominees a stockholder may nominate for election at a meeting of stockholders (or in the case of a stockholder giving the notice on behalf of another Proposing Person, the number of nominees a stockholder may nominate for election at the meeting on behalf of such Proposing Person) shall not exceed the number of directors to be elected at such meeting. Notwithstanding the foregoing provisions of Section 2.4, unless otherwise required by law, no stockholder shall solicit proxies in support of director nominees other than the corporation’s nominees unless such stockholder has complied with Rule 14a-19 promulgated under the 1934 Act, if applicable, in connection with the solicitation of such proxies, including the provision to the corporation of notices required thereunder in a timely manner.
2.5    NOTICE OF STOCKHOLDERS’ MEETINGS
Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given in accordance with applicable law (including, without limitation, as set forth in Section 7.1 of these bylaws) which shall state the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining stockholders entitled to vote at the meeting (if such record date is different from the record date for determining stockholders entitled to vote at the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the DGCL, the certificate of incorporation or these bylaws, the written notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date of determining the stockholders entitled to notice of the meeting.
2.6    QUORUM
Except as otherwise required by the certificate of incorporation or these bylaws, and subject to applicable law and the rules and regulations of any stock exchange upon which the corporation’s securities are traded, the holders of a majority of the stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise provided by law, the certificate of incorporation or these bylaws.
If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.
2.7    ADJOURNED MEETING; NOTICE
The chairperson of any meeting of stockholders shall have the power to adjourn the meeting to another time, date and place (if any), regardless of whether a quorum is present, at any time and for any reason. When a meeting is adjourned (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place (if any) thereof, and the means of remote communications if any by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 222(a) of the DGCL. If a quorum is present at the original meeting, it shall also be deemed present at the adjourned meeting. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.
2.8    CONDUCT OF BUSINESS
The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business. Such procedures prescribed by the chairperson of such meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting or the board of directors shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time, if any, allotted to questions or comments by participants; (vi) restricting the use of audio/video recording devices and cell phones; (vii) complying with any state and local laws and regulations concerning safety and security; (viii) procedures (if any) requiring attendees to provide the corporation advance notice of their intent to attend the meeting; and (ix) any additional attendance or other procedures or requirements for proponents submitting a proposal pursuant to Rule 14a-8 promulgated under the 1934 Act.
2.9    VOTING
The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.
Except as otherwise required by applicable law or stock exchange rules or regulations, the certificate of incorporation or these bylaws, in all matters other than the election of directors (which shall be governed by Section 3.3), the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at a meeting of the stockholders and entitled to vote on the subject matter shall be the act of the stockholders. Where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors (which shall be governed by Section 3.3), the affirmative vote of the majority of the shares of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series, except as otherwise provided by law, the certificate of incorporation or these bylaws.
2.10    STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING
Subject to the rights of the holders of the shares of any series of preferred stock or any other class of stock or series thereof having a preference over the Common Stock, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.
2.11    RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS
In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which shall not, subject to applicable law, be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action.
If the board of directors does not so fix a record date:
(i)The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
(ii)The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.
2.12    PROXIES
Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by applicable law, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A written proxy may be in the form of a telegram, cablegram, or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the person.
Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the board of directors.
2.13    LIST OF STOCKHOLDERS ENTITLED TO VOTE
The corporation shall prepare and make, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 2.13 shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (ii) during ordinary business hours, at the corporation’s principal place of business. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Notwithstanding the foregoing, the corporation may maintain and authorize examination of the list of stockholders in any manner expressly permitted by the DGCL at the time.
2.14    INSPECTORS OF ELECTION
Before any meeting of stockholders, the board of directors shall appoint a one or more inspectors of election to act at the meeting or its adjournment. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint one or more inspectors to act at the meeting.
Such inspectors shall:
(i)ascertain the number of shares outstanding and the voting power of each;
(ii)determine the shares represented at a meeting and the validity of proxies and ballots;
(iii)count all votes and ballots;
(iv)determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and
(v)certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

2.15    STOCKHOLDER NOMINATIONS INCLUDED IN THE CORPORATION’S PROXY MATERIALS
2.15.1 Inclusion of Nominees in Proxy Statement. Subject to the provisions of this Section 2.15, if expressly requested pursuant to this Section 2.15 in the relevant Nomination Notice (as defined below), the corporation shall include in its proxy statement for any annual meeting of stockholders:
(i)the name or names of any person or persons nominated for election (each, a “Nominee”), which shall also be included on the corporation’s form of proxy and ballot, by any Eligible Holder or group of up to 20 Eligible Holders that has satisfied (individually or collectively, as applicable), as determined by the board of directors in its discretion, all applicable conditions and complied with all applicable procedures set forth in this Section 2.15 (such Eligible Holder or group of Eligible Holders, a “Nominating Stockholder”);

(ii)disclosure about each Nominee and the Nominating Stockholder required under the rules of the SEC or other applicable law to be included in the proxy statement; and

(iii)if the Nominating Stockholder so elects, a written statement included by the Nominating Stockholder (or, in the case of a group, a written statement of the group) in the Nomination Notice for inclusion in the proxy statement in support of each Nominee’s election to the board of directors (subject, without limitation, to Section 2.15.5), if such statement does not exceed 500 words and fully complies with Section 14 of the 1934 Act and the rules and regulations thereunder (the “Supporting Statement”).
The corporation may also include any other information that the corporation or the board of directors determines, in their discretion, to include in the proxy statement relating to the nomination of each Nominee, including, without limitation, any statement in opposition to the nomination, any of the information provided pursuant to this Section and any solicitation materials or related information with respect to a Nominee.
For purposes of this Section 2.15, any determination to be made by the board of directors may be made by the board of directors, a committee of the board of directors or any officer of the corporation designated by the board of directors or a committee of the board of directors, in each case, in its discretion, and any such determination shall be final and binding on the corporation, any Eligible Holder, any Nominating Stockholder, any Nominee and any other person so long as made in good faith (without any further requirements). The chairperson of any annual meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Nominee has been nominated in accordance with the requirements of this Section 2.15 and, if not so nominated, shall direct and declare at the meeting that such Nominee shall not be considered.
2.15.2 Maximum Number of Nominees. The corporation shall not be required to include in the proxy materials for an annual meeting of stockholders more Nominees than that number of directors constituting the lesser of (i) two and (ii) 20% of the total number of directors of the corporation on the last day on which a Nomination Notice may be submitted pursuant to this Section 2.15 (rounded down to the nearest whole number) (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by: (a) Nominees who the board of directors itself decides to nominate for election at such annual meeting; (b) Nominees who cease to satisfy, or Nominees of Nominating Stockholders that cease to satisfy, the eligibility requirements in this Section 2.15, as determined by the board of directors in its discretion; (c) Nominees whose nomination is withdrawn by the Nominating Stockholder or who become unwilling to serve on the board of directors; (d) the number of incumbent directors who had been Nominees with respect to any of the preceding three annual meetings of stockholders and whose reelection at the upcoming annual meeting is being recommended by the board of directors or whose term extends beyond the upcoming annual meeting; and (e) any director in office or director candidate who, in each case, will be included in the corporation’s proxy materials with respect to such annual meeting as an unopposed (by the corporation) nominee pursuant to an agreement, arrangement or understanding between the corporation and a stockholder or group of stockholders (other than such agreement, arrangement or understanding entered into in connection with an acquisition of stock by such stockholder, or group of stockholders, from the corporation). In no circumstances shall the number of Nominees exceed the number of directors to be elected at the annual meeting of stockholders as noticed by the corporation. In the event that one or more vacancies for any reason occurs on the board of directors after the deadline for submitting a Nomination Notice as set forth in Section 2.15.4 below but before the date of the applicable annual meeting, and the board of directors resolves to reduce the size of the board of directors in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.
If the number of Nominees submitted by Nominating Stockholders pursuant to this Section 2.15 for any annual meeting of stockholders exceeds the Maximum Number then, promptly upon notice from the corporation, each Nominating Stockholder will select one Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Nominating Stockholder’s Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 2.15.4, a Nominating Stockholder or a Nominee ceases to satisfy the eligibility requirements in this Section 2.15, as determined pursuant to Section 2.15.1, a Nominating Stockholder withdraws its nomination or a Nominee becomes unwilling or unable to serve on the board of directors, whether before or after the mailing or other distribution of the definitive proxy statement, then the nomination shall be disregarded, and the corporation: (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder; and (2) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that a Nominee will not be included as a nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.
2.15.3 Eligibility of Nominating Stockholder. An “Eligible Holder” is a person who has either (i) been a record holder of shares of the Common Stock used to satisfy the eligibility requirements in this Section 2.15.3 continuously for the three-year period specified below or (ii) provides to the secretary of the corporation, within the time period referred to in Section 2.15.4, written evidence of continuous ownership of such shares for such three-year period from the record holder of the shares (and from each intermediary through which the shares have been held during such three-year period) in a form that the board of directors determines would be deemed acceptable for purposes of a stockholder proposal under Rule 14a-8(b)(2) under the 1934 Act (or any successor rule).
An Eligible Holder or group of up to 20 Eligible Holders may submit a nomination in accordance with this Section 2.15 only if the person or group (in the aggregate), as applicable, has continuously owned at least the Minimum Number (as defined below) of shares of the Common Stock throughout the three-year period (i) preceding and including the date of submission of the Nomination Notice and (ii) following the initial adoption of Section 2.15 of these bylaws, whichever is later, and continues to own at least the Minimum Number of shares of the Common Stock through the date of the annual meeting. Two or more funds that are (a) under common management and investment control, (b) under common management and funded primarily by a single employer or (c) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment

Company Act of 1940, as amended, shall be treated as one Eligible Holder if such Eligible Holder shall provide together with the Nomination Notice documentation reasonably satisfactory to the corporation that demonstrates that the funds meet the criteria set forth in (a), (b) or (c) immediately above. For the avoidance of doubt, in the event that the Nominating Stockholder consists of a group of Eligible Holders, any and all requirements and obligations for an individual Nominating Stockholder that are set forth in this Section 2.15, including the minimum holding period, shall apply to each Eligible Holder of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any stockholder cease to satisfy the eligibility requirements in this Section 2.15, as determined by the board of directors in its discretion, or withdraw from a group of Eligible Holders at any time prior to the annual meeting of stockholders, the group of Eligible Holders shall only be deemed to own the shares held by the remaining members of the group.
The “Minimum Number” of shares of the Common Stock means 3% of the number of outstanding shares of the Common Stock as of the most recent date for which such amount is given in any filing by the corporation with the SEC prior to the submission of the Nomination Notice.
For purposes of this Section 2.15, an Eligible Holder “owns” only those outstanding shares of the Common Stock as to which the Eligible Holder possesses both:
(i)the full voting and investment rights pertaining to the shares; and
(ii)the full economic interest in (including the opportunity for profit and risk of loss on) such shares;
provided, that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares: (1) purchased or sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed; (2) sold short by such Eligible Holder; (3) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person; or (4) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates.
An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder (A) has the power to recall such loaned shares on 5 business days’ notice and recalls such loaned shares within 5 business days of being notified that its Nominee will be included as a nominee in the corporation’s proxy materials for the applicable annual meeting and (B) continues to hold such shares through the date of the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the corporation are “owned” for these purposes shall be determined by the board of directors. A Nominating Stockholder shall include in its Nomination Notice the number of shares it is deemed to own for purposes of this Section 2.15.
No Eligible Holder shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any Eligible Holder appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Nomination Notice.
2.15.4 Nomination Notice. To timely nominate a Nominee, (i) a Nominating Stockholder’s Nomination Notice must be delivered to the secretary at the principal executive offices of the corporation not later than 5:00 p.m. Eastern Time on the 90th day nor earlier than 5:00 p.m. Eastern Time on the 120th day prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered (a) no earlier than 5:00 p.m. Eastern Time on the 105th day prior to such annual meeting and (b) no later than 5:00 p.m. Eastern Time on the later of the 75th day prior to such annual meeting or 5:00 p.m. Eastern Time on the tenth day following the day on which Public Announcement (as defined below) of the date of such meeting is first made by the corporation and (ii) the board of directors or an executive officer designated thereby shall have determined that the stockholder has satisfied the requirements of this Section 2.15. In no event shall any adjournment, postponement or rescheduling (or the Public Announcement thereof) of an annual meeting for which notice has been given or a Public Announcement of the meeting date has been made commence a new time period (or extend any time period) for providing the Nomination Notice. For the purposes of these bylaws, the nomination notice (“Nomination Notice”) shall include the following:
(i)    A copy of the Schedule 14N (or any successor form) relating to each Nominee, completed and filed with the SEC by the Nominating Stockholder as applicable, in accordance with SEC rules;

(ii)    A written notice, in a form deemed satisfactory by the board of directors in its discretion, of the nomination of each Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including each group member):

(a)the information (and any updates and supplements) required with respect to the nomination of directors pursuant to Section 2.4 of these bylaws (as if such Nominating Stockholder were a stockholder and Proposing Person under Section 2.4 and the Nominee were the person proposed to be nominated under Section 2.4);

(b)a description of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if such relationship existed on the date of submission of the Schedule 14N; and

(c)a representation and warranty that the Nominating Stockholder acquired the securities of the corporation in the ordinary course of business and did not acquire, and is not holding, securities of the corporation for the purpose or with the effect of influencing or changing control of the corporation;

(d)a representation and warranty that each Nominee:

1.does not have any direct or indirect relationship with the corporation that would cause the Nominee to be considered not independent pursuant to the corporation’s Corporate Governance

Guidelines as most recently published on its website and otherwise qualifies as independent under the rules of the primary stock exchange on which shares of the Common Stock are traded;

2.meets the audit committee and compensation committee independence requirements under the rules of the primary stock exchange on which shares of the Common Stock are traded;

3.is a “non-employee director” for the purposes of Rule 16b-3 under the 1934 Act (or any successor rule); and

4.is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act or Item 401(f) of Regulation S-K (or any successor rule) under the 1934 Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Nominee;

(e)a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 2.15.3 and has provided evidence of ownership to the extent required by Section 2.15.3 and will provide within 5 business days after the record date for the annual meeting written statements from the record holders and intermediaries verifying the Nominating Stockholder’s continuous ownership of the Minimum Number of shares through the record date;

(f)a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Section 2.15.3 (1) through the date of the annual meeting and (2) for at least one year following the annual meeting;

(g)a representation and warranty that the Nominating Stockholder will not engage in a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-1(l)(2)(iv)) (or any successor rules) with respect to the annual meeting, other than with respect to a Nominee or any nominee of the board of directors;

(h)a representation and warranty that the Nominating Stockholder will not use any proxy card other than the corporation’s proxy card in soliciting stockholders in connection with the election of a Nominee at the annual meeting;

(i)a representation and warranty that the Nominating Stockholder (A) has not nominated and will not nominate for election any individual at the annual meeting, other than such nominee and (B) agrees to comply with all applicable laws and regulations with respect to any solicitation in connection with the annual meeting or applicable to the filing and use of any solicitation material;

(j)if desired, a Supporting Statement; and

(k)in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination;
(iii)    An executed agreement, in a form deemed satisfactory by the board of directors in its discretion, pursuant to which the Nominating Stockholder (including each group member) agrees:

(a)to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;

(b)to file any written solicitation or other communication with the corporation’s stockholders relating to one or more of the corporation’s directors or director nominees or any Nominee with the SEC, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;

(c)to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or any of its Nominees with the corporation, its stockholders or any other person in connection with the nomination submitted by the Nominating Stockholder pursuant to this Section 2.15, including, without limitation, the Nomination Notice;

(d)to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or any of its Nominees to comply with, or any breach or alleged breach of, its or their obligations, agreements or representations under this Section 2.15; and

(e)in the event that any information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any group member) with the corporation, its stockholders or any other person in connection with the nomination or election, ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), or that the Nominating Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 2.15.3 to promptly (and in any event within 48 hours of discovering such misstatement, omission or failure) notify the corporation and any other recipient of such communication of (1) the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission or (2) such failure (it being understood that providing any such notification shall not be deemed to cure any defect or limit the corporation’s right to omit a Nominee from its proxy materials as provided in this Section 2.15).
The information and documents required by this Section 2.15.4 to be provided by the Nominating Stockholder shall be: (i) provided with respect to and executed by each group member, in the case of information applicable to group members; and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Stockholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 2.15.4 (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the secretary of the corporation. A Nominating Stockholder shall update the Nomination Notice and any other information provided to the corporation, if necessary, in accordance with Section 2.4 of these bylaws. The corporation may request such additional information as necessary to permit the board of directors to determine if each Nominee satisfies the requirements of this Section 2.15 or if each Nominee is independent pursuant to the corporation’s Corporate Governance Guidelines as most recently published on its website and under the rules of any stock exchange on which shares of the Common Stock are traded.

2.15.5 Exceptions. Notwithstanding anything to the contrary contained in this Section 2.15, the corporation may omit from its proxy statement any Nominee and any information concerning such Nominee (including a Nominating Stockholder’s Supporting Statement) and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of such Nominee, if:
(i)    the corporation receives a notice pursuant to Section 2.4 of these bylaws that a stockholder intends to nominate a candidate for director at the annual meeting, whether or not such notice is subsequently withdrawn or made the subject of a settlement with the corporation;
(ii)    the Nominating Stockholder or the designated lead group member, as applicable, or any Qualified Representative thereof, does not appear at the annual meeting to present the nomination submitted pursuant to this Section 2.15, the Nominating Stockholder withdraws its nomination or the chairperson of the annual meeting declares that such nomination was not made in accordance with the procedures prescribed by this Section 2.15 and shall therefore be disregarded;
(iii)    the board of directors, in its discretion, determines that such Nominee’s nomination or election to the board of directors would result in the corporation violating or failing to be in compliance with these bylaws or the certificate of incorporation or any applicable law, rule or regulation to which the corporation is subject, including any rules or regulations of the primary stock exchange on which shares of the Common Stock are traded;
(iv)    such Nominee was nominated for election to the board of directors pursuant to this Section 2.15 at one of the corporation’s two preceding annual meetings of stockholders and either withdrew or became ineligible or received a vote of less than 25% of the shares of the Common Stock entitled to vote for such Nominee;
(v)such Nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten years;

(vi)such Nominee has been, within the past three years, an officer or director of any entity that provides products or services that compete with or are alternatives to the principal products produced or services provided by the corporation or its affiliates (a “Competitor”);

(vii)the corporation is notified, or the board of directors determines, that the Nominating Stockholder or the Nominee has failed to continue to satisfy the eligibility requirements described in Section 2.15.3, any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), such Nominee becomes unwilling or unable to serve on the board of directors or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Stockholder or such Nominee under this Section 2.15; or

(viii)such Nominee is ineligible to be nominated or be qualified to serve as a member of the board of directors pursuant to Section 2.4.

Notwithstanding anything to the contrary contained in this Section 2.15, the corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Supporting

Statement or any other statement in support of a Nominee included in the Nomination Notice, if the board of directors determines, in its discretion, that:
(ix)such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;

(x)such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or

(xi)the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation.
The corporation may solicit against, and include in the proxy statement its own statement relating to, any Nominee.
2.16    EMERGENCY BYLAWS
This Section 2.16 shall be operative during any emergency condition as contemplated by Section 110 of the DGCL (an “Emergency”), notwithstanding any different or conflicting provisions in these bylaws, the certificate of incorporation or the DGCL. In the event of any Emergency the director or directors in attendance at a meeting of the board of directors or a standing committee thereof shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the board of directors as they shall deem necessary and appropriate. In the event that no directors are able to attend a meeting of the board of directors or any committee thereof in an Emergency, then the Designated Officers in attendance shall serve as directors, or committee members, as the case may be, for the meeting and will have full powers to act as directors, or committee members, as the case may be, of the corporation. Except as the board of directors may otherwise determine, during any Emergency, the corporation and its directors and officers, may exercise any authority and take any action or measure contemplated by Section 110 of the DGCL. For purposes of this Section 2.16, the term “Designated Officer” means an officer identified on a numbered list of officers of the corporation who shall be deemed to be, in the order in which they appear on the list up until a quorum is obtained, directors of the corporation, or members of a committee of the board of directors, as the case may be, for purposes of obtaining a quorum during an Emergency, if a quorum of directors or committee members, as the case may be, cannot otherwise be obtained during such Emergency, which list of Designated Officers shall be approved by the board of directors from time to time but in any event prior to such time or times as an Emergency may have occurred.
2.17    DELIVERY TO THE CORPORATION
Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation, statement or other document or agreement), the corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested.

ARTICLE III - DIRECTORS
3.1    POWERS
The business and affairs of the corporation shall be managed by or under the direction of the board of directors, except as may be otherwise provided in the DGCL or the certificate of incorporation.
3.2    NUMBER OF DIRECTORS
The board of directors shall consist of one or more members, each of whom shall be a natural person. Unless the certificate of incorporation fixes the number of directors, the number of directors shall be determined from time to time by resolution of the board of directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.
3.3    ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS
A nominee for director shall be elected to the board of directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the secretary of the corporation receives a notice that a stockholder has nominated a person for election to the board of directors in compliance with the advance notice requirements for stockholder nominees set forth in Section 2.3, Section 2.4 and Section 2.15 of these bylaws, as applicable, and (ii) such nomination has not been withdrawn by such stockholder on or before the 14th day preceding the date the corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the SEC. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. Except as provided in Section 3.4 of these bylaws, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors.
If so provided in the certificate of incorporation, the directors of the corporation shall be divided into three classes.
3.4    RESIGNATION AND VACANCIES
Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the certificate of incorporation or these bylaws, when one or more directors resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.
Unless otherwise provided in the certificate of incorporation or these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If the directors are divided into classes, a person so elected by the directors then in office to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until such director’s successor shall have been duly elected and qualified.
If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.
If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the Whole Board of directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.
3.5    PLACE OF MEETINGS; MEETINGS BY TELEPHONE
The board of directors may hold meetings, both regular and special, either within or outside the State of Delaware.
Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
3.6    REGULAR MEETINGS
Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.
3.7    SPECIAL MEETINGS; NOTICE
Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairperson of the board of directors, the chief executive officer, the president, the secretary or a majority of the authorized number of directors.
Notice of the time and place of special meetings shall be:
(i)delivered personally by hand, by courier or by telephone;
(ii)sent by United States first-class mail, postage prepaid; or
(iii)sent by electronic transmission,
directed to each director at that director’s address, telephone number or electronic transmission, as the case may be, as shown on the corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic transmission, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least 4 days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the corporation’s principal executive office) nor the purpose of the meeting.
3.8    QUORUM; VOTING
At all meetings of the board of directors, a majority of the total authorized number of directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.
The affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by applicable law, the certificate of incorporation or these bylaws.
If the certificate of incorporation provides that one or more directors shall have more or less than one vote per director on any matter, every reference in these bylaws to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.
3.9    BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING
Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board of directors or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the writing or writings or electronic transmission or transmissions shall be filed with the minutes of proceedings of the board of directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
3.10    FEES AND COMPENSATION OF DIRECTORS
Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors.
3.11    REMOVAL OF DIRECTORS
Any director may be removed from office by the stockholders of the corporation as provided in the certificate of incorporation.
No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

ARTICLE IV - COMMITTEES

4.1    COMMITTEES OF DIRECTORS
The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in these bylaws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the corporation.
4.2    COMMITTEE MINUTES
Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.
4.3    MEETINGS AND ACTION OF COMMITTEES
Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:
(i)Section 3.5 (place of meetings and meetings by telephone);
(ii)Section 3.6 (regular meetings);
(iii)Section 3.7 (special meetings; notice);
(iv)Section 3.8 (quorum; voting);
(v)Section 7.4 (waiver of notice); and
(vi)Section 3.9 (board action by written consent without a meeting)
with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members. However:
(a)the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee;
(b)special meetings of committees may also be called by resolution of the board of directors; and

(c)notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.
Any provision in the certificate of incorporation providing that one or more directors shall have more or less than one vote per director on any matter shall apply to voting in any committee or subcommittee, unless otherwise provided in the certificate of incorporation or these bylaws.
4.4    SUBCOMMITTEES
Unless otherwise provided in the certificate of incorporation, these bylaws or the resolutions of the board of directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.
ARTICLE V - OFFICERS
5.1    OFFICERS
The officers of the corporation shall be a president and a secretary. The corporation may also have, at the discretion of the board of directors, a chairperson of the board of directors, a vice chairperson of the board of directors, a chief executive officer, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.
5.2    APPOINTMENT OF OFFICERS
The board of directors shall appoint the officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.
5.3    SUBORDINATE OFFICERS
The board of directors may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers and agents as the business of the corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.
5.4    REMOVAL AND RESIGNATION OF OFFICERS
Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board of directors or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.
Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.
5.5    VACANCIES IN OFFICES
Any vacancy occurring in any office of the corporation shall be filled by the board of directors or as provided in Section 5.3.
5.6    REPRESENTATION OF SHARES OF OTHER CORPORATIONS
The chairperson of the board of directors, the president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
5.7    AUTHORITY AND DUTIES OF OFFICERS
All officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the stockholders and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the board of directors.
ARTICLE VI - STOCK
6.1    STOCK CERTIFICATES; PARTLY PAID SHARES
The shares of the corporation shall be represented by certificates, provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the corporation by any two authorized officers of the corporation (it being understood that each of the chairperson of the board of directors, the vice-chairperson of the board of directors, the president, any vice-president, the treasurer, any assistant treasurer, the secretary and any assistant secretary shall be an authorized officer for such purpose) representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The corporation shall not have power to issue a certificate in bearer form.
The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly-paid shares, or upon the books and records of the corporation in the case of uncertificated partly-paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully-paid shares, the corporation shall declare a dividend upon partly-paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.
6.2    SPECIAL DESIGNATION ON CERTIFICATES
If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 6.2 or Sections 156, 202(a) or 218(a) of the DGCL or with respect to this Section 6.2 a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.
6.3    LOST CERTIFICATES
Except as provided in this Section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
6.4    DIVIDENDS
The board of directors, subject to any restrictions contained in the certificate of incorporation or applicable law, may declare and pay dividends upon the shares of the corporation’s capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock, subject to the provisions of the certificate of incorporation and applicable law.
The board of directors may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

6.5    TRANSFER OF STOCK

Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer.
6.6    STOCK TRANSFER AGREEMENTS
The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.
6.7    REGISTERED STOCKHOLDERS
The corporation:
(i)shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;
(ii)shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and
(iii)shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
ARTICLE VII - MANNER OF GIVING NOTICE AND WAIVER
7.1    NOTICE
Except as otherwise required by law, notice may be given in writing directed to a stockholder’s mailing address as it appears on the records of the corporation and shall be given: (i) if mailed, when notice is deposited in the U.S. mail, postage prepaid; and (ii) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address. So long as the corporation is subject to the SECs proxy rules set forth in Regulation 14A under the 1934 Act, notice shall be given in the manner required by such rules. To the extent permitted by such rules, or if the corporation is not subject to Regulation 14A, notice may be given by electronic transmission directed to the stockholder’s electronic mail address, and if so given, shall be given when directed to such stockholder’s electronic mail address unless the stockholder has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the DGCL. If notice is given by electronic mail, such notice shall comply with the applicable provisions of Sections 232 of the DGCL. Notice may be given by other forms of electronic transmission with the consent of a stockholder in the manner permitted by Section 232(b) of the DGCL and shall be deemed given as provided therein.
An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.
7.2    NOTICE TO STOCKHOLDERS SHARING AN ADDRESS
Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under the provisions of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.
7.3    NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL
Whenever notice is required to be given, under the DGCL, the certificate of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.
7.4    WAIVER OF NOTICE
Whenever notice is required to be given to stockholders, directors or other person under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or any committee of the board of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.
ARTICLE VIII - INDEMNIFICATION
8.1    INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD PARTY PROCEEDINGS
Subject to the other provisions of this Article VIII, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
8.2    INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION
Subject to the other provisions of this Article VIII, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
8.3    SUCCESSFUL DEFENSE
To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Indemnification under this Section 8.3 shall not be subject to satisfaction of a standard of conduct, and the corporation may not assert the failure to satisfy a standard of conduct as a basis to deny indemnification or recover amounts advanced, including in a suit brought pursuant to Section 8.7 (notwithstanding anything to the contrary therein), provided, however, that, any indemnified person who is not a current or former director or officer (as such term is defined in the final sentence of Section 145(c)(1) of the DGCL) shall be entitled to indemnification under Section 8.1 and this Section 8.3 only if such indemnified person has satisfied the standard of conduct required for indemnification under Section 145(a) or Section 145(b) of the DGCL.

8.4    INDEMNIFICATION OF OTHERS
Subject to the other provisions of this Article VIII, the corporation shall have power to indemnify its employees and agents to the extent not prohibited by the DGCL or other applicable law. The board of directors shall have the power to delegate to such person or persons the determination of whether employees or agents shall be indemnified.
8.5    ADVANCED PAYMENT OF EXPENSES
Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article VIII or the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The right to advancement of expenses shall not apply to any claim for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding referenced in Section 8.6(ii) or 8.6(iii) prior to a determination that the person is not entitled to be indemnified by the corporation.
Notwithstanding the foregoing, unless otherwise determined pursuant to Section 8.8, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation, in which event this paragraph shall not apply) in any Proceeding if a determination is reasonably and promptly made (i) by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, that facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.
8.6    LIMITATION ON INDEMNIFICATION
Subject to the requirements in Section 8.3 and the DGCL, the corporation shall not be obligated to indemnify any person pursuant to this Article VIII in connection with any Proceeding (or any part of any Proceeding):
(i)    for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;
(ii)    for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);
(iii)    for any reimbursement of the corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the corporation, as required in each case under the 1934 Act (including any such reimbursements that arise from an accounting restatement of the corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);
(iv)    initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the corporation or its directors, officers, employees, agents or other indemnitees, unless (a) the board of directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the corporation under applicable law, (c) otherwise required to be made under Section 8.7 or (d) otherwise required by applicable law; or
(v)    if prohibited by applicable law.
8.7    DETERMINATION; CLAIM
If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within 90 days after receipt by the corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of such claimant’s entitlement to such indemnification or advancement of expenses. The corporation shall indemnify such person against any and all expenses that are incurred by such person in connection with any action for indemnification or advancement of expenses from the corporation under this Article VIII, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.
8.8    NON-EXCLUSIVITY OF RIGHTS
The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.
8.9    INSURANCE
The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.
8.10    SURVIVAL
The rights to indemnification and advancement of expenses conferred by this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

8.11    EFFECT OF REPEAL OR MODIFICATION
Any amendment, alteration or repeal of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to such amendment, alteration or repeal.
8.12    CERTAIN DEFINITIONS
For purposes of this Article VIII, references to the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VIII; and references to “officer” (other than as expressly provided in the proviso to Section 8.3) shall mean those persons designated by the corporation as executive officers for purposes of the disclosures required in the corporation’s proxy and periodic reports.
ARTICLE IX - FORUM SELECTION
Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the corporation’s certificate of incorporation or these bylaws, (iv) any action to interpret, apply, enforce or determine the validity of the corporation’s certificate of incorporation or these bylaws or (v) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the United States District Court for the District of Delaware), in each such case subject to said court’s having personal jurisdiction over the indispensable parties named as defendants therein.
Unless the corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

ARTICLE X - GENERAL MATTERS
10.1    EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS
Except as otherwise provided by law, the certificate of incorporation or these bylaws, the board of directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute any document or instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
10.2    FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.
10.3    SEAL
The corporation may adopt a corporate seal, which shall be adopted and which may be altered by the board of directors. The corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
10.4    CONSTRUCTION; DEFINITIONS
Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.
ARTICLE XI - AMENDMENTS
These bylaws may be adopted, amended or repealed by the stockholders of the corporation entitled to vote and holding a majority of the voting power of all then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class. However, the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws. A bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the board of directors.
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